Exhibit 23.2

CONSENT OF ERSNT & YOUNG LLP, INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements (Forms S-8 Nos. 333-64145 and 333-63500), pertaining to the Incentive Stock Compensation Plan of Todd Shipyards Corporation of our report dated June 9, 2005, with respect to the consolidated financial statements and schedule of Todd Shipyards Corporation, included in this Annual Report (Form 10-K) for the year ended April 2, 2006.

/s/ Ernst & Young LLP

Seattle, Washington
June 14, 2006